EXHIBIT 99.2

PerkinElmer, Inc. 45 William Street Wellesley, MA 02481-4078 USA Phone: 781-431-4306 Fax: 781-431-4255 www.perkinelmer.com

FOR IMMEDIATE RELEASE

December 6, 2005

PERKINELMER COMPLETES SALE OF AEROSPACE UNIT

BOSTON – PerkinElmer, Inc. (NYSE: PKI) announced today that it has completed the sale of its aerospace business to Eaton Corporation.

This divestiture is part of the company’s previously announced plan to sell its Fluid Sciences segment, which had been comprised of its aerospace, fluid testing and semiconductor businesses. The sale of the Fluid Sciences segment is intended to increase the company’s strategic focus on its higher-growth Health Sciences and Photonics markets, with emphasis on genetic screening, medical imaging, molecular medicine and service. The company closed the sale of its fluid testing business earlier in the fourth quarter of 2005 and is in discussions to sell its semiconductor business.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share and revenue growth and other financial results, developments relating to our customers and end-markets, the planned divestiture of our Fluid Sciences business segment, and plans concerning business development opportunities. Words such as “believes,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) our ability to identify a purchaser of the Company’s semiconductor business, negotiate and consummate the sale of such business, including obtaining regulatory approvals; (2) economic and geopolitical forces that may limit any continued or expected economic or end market strengthening or recoveries; (3) risks related to our failure to introduce new products in a timely manner; (4) the impact of our debt on our cash flow and investment opportunities: (5) our ability to comply with financial covenants contained in our credit agreements and our debt instruments: (6) a delay in resolution of the Company’s tax audits and an adverse determination by the Internal Revenue Service with respect to the Company’s tax audits; (7) cyclical downturns continuing to affect several of the industries into which we sell our products; (8) our ability to adjust our operations to address unexpected changes; (9) our ability to execute acquisitions and license technologies and successfully integrate acquired businesses and licensed technologies into our existing business; (10) the loss of any of our licenses that may require us to stop selling products or lose competitive advantage; (11) competition; (12) regulatory compliance; (13) regulatory changes; (14) our failure to obtain and enforce intellectual property protection; (15) our defense of third party claims of patent infringement and our ability to realize the full value of our intangible assets; (16) other factors which we describe under the caption “Forward-Looking Information and Factors Affecting Future Performance” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Photonics markets to improve the quality of life. The Company reported revenues of $1.7 billion in 2004, has 10,000 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

# # #

For further information:

Contact:

Dan Sutherby

PerkinElmer, Inc.

(781) 431-4306